                                 SCHEDULE 14A

                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

 [X] Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

 [ ] Definitive Proxy Statement

 [ ] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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                               PRELIMINARY COPY

                       SPECIAL MEETING OF SHAREHOLDERS
                                      OF
                                 CONRAIL INC.
                       TO BE HELD ON NOVEMBER 14, 1996
                           -----------------------
                               PROXY STATEMENT
                                      OF
                         NORFOLK SOUTHERN CORPORATION
                           -----------------------
                           SOLICITATION OF PROXIES
                IN OPPOSITION TO THE PROPOSED AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF CONRAIL INC.

   This Proxy Statement and the enclosed [GOLD] proxy card are furnished by Norfolk Southern Corporation, a Virginia corporation ("Norfolk Southern"), in connection with its solicitation of proxies to be used at a special meeting of shareholders of Conrail Inc., a Pennsylvania corporation ("Conrail" or the "Company"), and at any adjournments, postponements or reschedulings thereof (the "Special Meeting"). Pursuant to this Proxy Statement, Norfolk Southern is soliciting proxies from holders of shares (the "Shareholders") of the common stock of Conrail, par value $1.00 per share (the "Common Shares"), and the Series A ESOP Convertible Junior Preferred Stock, without par value ("ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), to vote AGAINST Conrail's proposal (the "Amendment Proposal") to amend the Articles of Incorporation of Conrail to opt out of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Fair Value Statute"). According to the preliminary Conrail Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on October 16, 1996 (the "Conrail Proxy Statement"), Conrail has fixed November 14, 1996 as the date of the Special Meeting and October 25, 1996 as the record date for determining those Shareholders who will be entitled to vote at the Special Meeting (the "Record Date"). This Proxy Statement and the enclosed proxy are
first being sent or given to Shareholders on or about October   , 1996. The
principal executive offices of Conrail are located at 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania, 19101-1417.

   On October 24, 1996, Atlantic Acquisition Corporation ("AAC"), a wholly-owned subsidiary of Norfolk Southern, commenced a tender offer (the "Norfolk Southern Cash Offer") for all outstanding Common Shares and ESOP Preferred Shares, including, in each case, the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of July 19, 1989, as amended, between Conrail and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), at a price of $100 per Share, net to the seller in cash, without interest thereon. The terms and conditions of the Norfolk Southern Cash Offer are set forth in an Offer to Purchase (the "Norfolk Southern Offer to Purchase") which has been included as an exhibit to a Schedule 14D-1 filed by Norfolk Southern with the SEC on October 24, 1996. The Norfolk Southern Cash Offer of $100 per Share represents a premium of $11.49 (13%) over the blended per Share value of CSX's 40% cash and 60% stock proposal, based upon the closing sale price per share of CSX's common stock as reported on the New York Stock Exchange Inc. Composite Tape (the "Composite Tape") on October 22, 1996, the last trading day prior to the public announcement of the Norfolk Southern Cash Offer. Shareholders are referred to the Norfolk Southern Offer to Purchase for a more detailed description of the terms and conditions of the Norfolk Southern Cash Offer.

   The purpose of the Norfolk Southern Cash Offer is to acquire control of, and ultimately the entire equity interest in, the Company. Norfolk Southern is seeking to negotiate with the Company a definitive merger agreement pursuant to which the Company would, as soon as practicable following consummation of the Norfolk Southern Cash Offer, consummate a merger or similar business combination with Norfolk Southern or a direct or indirect subsidiary of Norfolk Southern (the "Proposed Norfolk Southern/Conrail Merger"). In the Proposed Norfolk Southern/Conrail Merger, each Common Share and ESOP Preferred

Share then outstanding (other than Shares held by the Company or any subsidiary of the Company, Shares owned by Norfolk Southern, AAC or any direct or indirect subsidiary of Norfolk Southern) would be converted into the right to receive an amount in cash equal to the price per Share paid pursuant to the Norfolk Southern Cash Offer.

   According to the Conrail Proxy Statement, on October 14, 1996, Conrail entered into an Agreement and Plan of Merger (the "CSX/Conrail Merger Agreement") by and among Conrail, CSX Corporation, a Virginia corporation ("CSX") and Green Acquisition Corp., a Pennsylvania corporation and wholly-owned subsidiary of CSX (the "CSX Acquisition Sub"), providing for the merger of Conrail with and into CSX Acquisition Sub (the "CSX/Conrail Proposed Merger"). According to the Conrail Proxy Statement, the CSX/Conrail Merger Agreement provides that a maximum of 40% of the Shares, on a fully diluted basis, would be acquired by CSX for cash at $92.50 per Share, and the remaining 60% of the Shares would be acquired by CSX for stock at an exchange ratio of 1.85619 CSX shares for each Share (the "CSX Exchange Ratio").

   Pursuant to the CSX/Conrail Merger Agreement, CSX commenced a tender offer (the "CSX Tender Offer" and, together with the CSX/Conrail Proposed Merger and related transactions, the "CSX Acquisition Proposal") on October 16, 1996, to purchase 19.9% of the outstanding Shares. The terms and conditions of the CSX Tender Offer are set forth in an Offer to Purchase (the "CSX Offer to Purchase") which has been filed with the SEC. In the CSX Offer to Purchase, CSX states that certain provisions of Pennsylvania law "effectively preclude" CSX from purchasing 20% or more of the Shares in the CSX Tender Offer.

   As described in more detail in this Proxy Statement, Norfolk Southern does not believe that the Amendment Proposal is in the Shareholders' best interests at this time. IF APPROVED AND IMPLEMENTED, THE AMENDMENT PROPOSAL COULD RESULT IN CSX GAINING CONTROL OF CONRAIL AND COULD PREVENT SHAREHOLDERS FROM RECEIVING THE SUPERIOR VALUE REPRESENTED BY THE NORFOLK SOUTHERN CASH OFFER.

   Norfolk Southern stands ready to enter into immediate negotiations with Conrail concerning a superior alternative to the CSX/Conrail Proposed Merger. The Norfolk Southern Cash Offer also constitutes an invitation to the Board of Directors of Conrail to enter into merger negotiations with Norfolk Southern.

                                2




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                                  IMPORTANT

  REJECTION OF THE AMENDMENT PROPOSAL WILL BE AN IMPORTANT STEP IN SECURING THE SUCCESS OF THE NORFOLK SOUTHERN CASH OFFER. HOWEVER, YOU MUST TENDER YOUR SHARES PURSUANT TO THE NORFOLK SOUTHERN CASH OFFER IF YOU WISH TO PARTICIPATE IN THE NORFOLK SOUTHERN CASH OFFER. YOUR VOTE AGAINST THE AMENDMENT PROPOSAL DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE NORFOLK SOUTHERN CASH OFFER, AND YOUR FAILURE TO VOTE AGAINST THE AMENDMENT PROPOSAL DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE NORFOLK SOUTHERN CASH OFFER.

  REJECTION OF THE AMENDMENT PROPOSAL WILL ALSO SEND AN IMPORTANT MESSAGE TO YOUR BOARD THAT YOU WANT THEM TO NEGOTIATE WITH NORFOLK SOUTHERN IN AN EFFORT TO MAXIMIZE THE VALUE OF YOUR SHARES.

  EVEN IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF CONRAIL, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE AMENDMENT PROPOSAL BY SIGNING, DATING AND MAILING THE ENCLOSED [GOLD] PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF YOUR PROXY IS MAILED IN THE UNITED STATES.

  PLEASE SIGN, DATE AND MAIL THE [GOLD] PROXY TODAY.

  YOUR VOTE IS IMPORTANT NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.
-------------------------------------------------------------------------------

   THIS PROXY STATEMENT IS NOT AN OFFER TO BUY ANY SHARES. SUCH AN OFFER IS MADE ONLY THROUGH THE NORFOLK SOUTHERN OFFER TO PURCHASE.

                                3




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                           REASONS TO VOTE AGAINST
                            THE AMENDMENT PROPOSAL

   The Conrail Board of Directors has scheduled the Special Meeting and intends to solicit votes to approve the Amendment Proposal. Norfolk Southern believes that there is no reason for the Conrail Board to require Shareholders to vote on the Amendment Proposal now, nor is there any reason for Shareholders to opt out of the Fair Value Statute which protects their ability as Shareholders to receive the best value for their Shares. Since the Conrail Board is insisting on proceeding with a Shareholder vote on November 14, 1996, Norfolk Southern believes that Shareholders can best protect their interests and maximize the value of their investment by voting AGAINST the Amendment Proposal.

   Set forth below are several reasons to vote AGAINST the Amendment
Proposal.

THE NORFOLK SOUTHERN CASH OFFER REPRESENTS A SUPERIOR VALUE FOR SHAREHOLDERS.

   Norfolk Southern believes that the consummation of the Norfolk Southern Cash Offer would be more beneficial to Shareholders and to the Company than if the Company is acquired by CSX. Advantages of the Norfolk Southern Cash Offer, as compared to the CSX Tender Offer, include:

   o Superior Price. The price per Share offered to Shareholders in the Norfolk Southern Cash Offer ($100) is higher than the price per Share being offered in the CSX Tender Offer ($92.50). In fact, the Norfolk Southern Cash Offer of $100 per Share represents a premium of $11.49 (13%) over the blended per Share value of CSX's 40% cash and 60% stock proposal, based upon the closing sale price per share of CSX's common stock as reported on the Composite Tape on October 22, 1996, the last trading day prior to the public announcement of the Norfolk Southern Cash Offer.

   o More in the Near Term. Under the CSX Acquisition Proposal, a maximum of 40% of the outstanding Shares would be exchanged for cash in the near term and the remaining 60% of the Shares would not be exchanged or converted until the back-end CSX/Conrail Proposed Merger is consummated, which could take a year or longer. Under the Norfolk Southern Cash Offer, up to 100% of the Shares could be tendered and exchanged for cash upon the closing of the Norfolk Southern Cash Offer.

   o Greater Amount of Cash. The Norfolk Southern Cash Offer pays cash for 100% of the outstanding Shares. Under the CSX Acquisition Proposal, only 40% of the outstanding Shares could be exchanged for cash in the CSX Tender Offer and CSX/Conrail Proposed Merger. The remaining 60% would be exchanged for CSX shares only upon the completion of the second step of the CSX/Conrail Proposed Merger.

   o Greater Certainty of Payment. Norfolk Southern is prepared to establish a voting trust under which it would acquire for cash 100% of the Shares pursuant to the Norfolk Southern Cash Offer and the Proposed Norfolk Southern/Conrail Merger without waiting for approval by the Surface Transportation Board (the "STB") of Norfolk Southern's acquisition of control, which could take a year or longer. In contrast, CSX is only prepared to acquire for cash 40% of the Shares pursuant to the CSX Tender Offer without the approval of the STB and has conditioned its obligation to exchange CSX shares for the remaining 60% of the Shares upon receipt of such approval.

   o Continued Equity Risk. More than half (60%) of the consideration offered under the CSX Acquisition Proposal consists of stock. The value you would receive for your Shares in the back-end CSX/Conrail Proposed Merger would fluctuate with the value of the CSX shares. Completing the back-end CSX/Conrail Proposed Merger could take a year or longer. Accordingly, the value of the consideration you would receive under the CSX Acquisition Proposal would be subject to market fluctuations and could diminish. Further, because the CSX Exchange Ratio lacks a collar or other value protective device, there is no limit to how far the value of the stock component of the consideration could decrease.

                                4




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YOU HAVE NOTHING TO GAIN FROM APPROVING THE AMENDMENT PROPOSAL.

   o The Fair Value Statute Protects Shareholders. We believe that Conrail deliberately has not opted out of the Fair Value Statute previously because of the protection it provides to Shareholders. If you opt out of the Fair Value Statute now, you will give up an important layer of Shareholder protection. You would give up a valuable choice. As described in more detail below, the Fair Value Statute provides that upon a person acquiring 20% or more of a registered Pennsylvania corporation such as Conrail, a shareholder may make a written demand on the acquiring person for the payment of cash in an amount equal to the "fair value" of each voting share as of the date on which the control transaction occurs. The Fair Value Statute provides for a judicial appraisal procedure and, as further described below, defines "fair value" to be not less than the highest price per share paid by the acquiror during the 90-day period ending on and including the date on which the acquiror acquired 20% of the voting shares plus any possible control premium. The practical effect is that the Fair Value Statute places a floor upon the consideration that Shareholders can receive in a control transaction or in an acquisition of the Company by an acquiring person. Norfolk Southern believes that it would be unwise for Shareholders to opt out of a protective statute that could result in Shareholders receiving a higher price for their Shares.

A VOTE AGAINST THE AMENDMENT PROPOSAL WILL HELP PRESERVE YOUR OPTIONS AND YOUR ABILITY TO MAXIMIZE THE VALUE OF YOUR SHARES.

   o By voting against the Amendment Proposal, Shareholders can preserve their flexibility to pursue alternatives to maximize the value of their Shares. In particular, a vote against the Amendment Proposal would help preserve the existence of the Norfolk Southern Cash Offer. The Conrail Proxy Statement states that the purpose of the Amendment Proposal is to permit Conrail to opt out of these provisions of Pennsylvania law so that CSX can purchase a maximum of 40% of the fully diluted Shares for $92.50. Further, because Conrail has granted CSX a lockup option to purchase 15,955,477 Common Shares under certain circumstances, including if CSX purchases the Shares under the CSX Tender Offer, CSX would be in a position to bring its interest in Conrail to a majority voting interest. Consequently, CSX could itself cause the CSX/Conrail Proposed Merger to be approved without the vote of any other Shareholder, thereby acquiring Conrail by purchasing from Shareholders only 40% of the Shares for cash. The Norfolk Southern Cash Offer provides cash for up to 100% of the Shares.

YOU CAN TAKE TWO IMMEDIATE STEPS TO HELP OBTAIN THE MAXIMUM VALUE FOR YOUR
SHARES:

   o      Return your [GOLD] proxy card and vote AGAINST the Amendment
          Proposal; and

   o      Make your views known to Conrail's Board of Directors.

By taking these steps, you will preserve the Shareholder protections which you currently enjoy and will send a clear message to Conrail's Board of Directors that they should take actions to maximize the value of your investment by removing any obstacles to the Norfolk Southern Cash Offer.

                            THE AMENDMENT PROPOSAL

   According to the Conrail Proxy Statement, at the Special Meeting, Shareholders will be asked to vote on the following proposal:

     An amendment (the "Amendment") of the Articles of Incorporation of Conrail is hereby approved and adopted, by which, upon the effectiveness of such amendment, Article Ten thereof will be amended and restated in its entirety as follows: "Subchapter E, Subchapter G and Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation"; and further, that the Board of Directors of Conrail, in its discretion, shall be authorized to direct certain executive officers of Conrail to file or not file the Articles of Amendment of Conrail's Articles of Incorporation reflecting such Amendment or to terminate the Articles of Amendment prior to their effective date, if the Board determines such action to be in the best interests of Conrail.

                                5




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   Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of
1988, as amended, provides that any holder of voting shares of a Pennsylvania registered corporation that becomes the subject of a "control transaction"
(as described below) is entitled to receive cash for each of such person's voting shares in an amount equal to the "fair value" of each voting share as of the date on which such control transaction occurred. The Fair Value
Statute defines "fair value" to be not less than the highest price per share paid by the acquiror in a control transaction at any time during the 90-day period ending on and including the date of the control transaction, plus, to the extent not reflected in such price paid, an increment representing any value, including, without limitation, any proportion of any value payable for control of such corporation. A "control transaction" is defined as the acquisition by a person (or group of persons acting in concert) of voting power over voting shares of a registered corporation which would entitle the holders of such shares to cast 20% or more of the votes that all shareholders would be entitled to cast in an election of directors of such corporation.

   The Fair Value Statute provides for a judicial appraisal process when requested by a shareholder in situations where the shareholder and the controlling person or group are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares. Following a control transaction, the Fair Value Statute provides that shareholders are entitled to demand that they be paid the fair value of their shares.

                   SUMMARY OF THE CSX ACQUISITION PROPOSAL

   The following description of the CSX Acquisition Proposal is based upon the Conrail Proxy Statement and is qualified in its entirety by reference to the full text thereof.

   The CSX/Conrail Merger Agreement provides for the merger of Conrail with and into CSX Acquisition Sub. Under the terms of the CSX/Conrail Merger Agreement, a maximum of 40% of the Shares would be acquired for cash at $92.50 per Share, and the remaining 60% of the Shares would be acquired for CSX stock at the CSX Exchange Ratio. As part of the CSX Acquisition Proposal, CSX has commenced the CSX Tender Offer at $92.50 per Share for an aggregate of approximately 19.9% of the outstanding Shares. Conrail states in the Conrail Proxy Statement that the CSX Tender Offer is for 19.9% of the Shares, rather than 40%, because, certain provisions of Pennsylvania law effectively preclude CSX from purchasing 20% or more of the Shares in the CSX Tender
Offer or in any other manner (except in the CSX/Conrail Proposed Merger). The Conrail Proxy Statement further states that the purpose of the Amendment Proposal is to permit Conrail to opt out of such provisions of Pennsylvania law so that CSX can purchase a maximum of 40% of the fully diluted Shares for $92.50 per Share in cash. As described in the CSX Tender Offer, if CSX acquires 40% of the Shares, such Shares will be required to be voted for the CSX/Conrail Proposed Merger and, therefore, the approval of the CSX/Conrail Proposed Merger by the Shareholders will be virtually certain. In addition, Conrail and CSX have entered into an option agreement (the "CSX Lockup Option Agreement") pursuant to which Conrail has granted to CSX an option (the "CSX Lockup Option"), to purchase 15,955,477 Common Shares, exercisable under certain circumstances, including its purchase of Shares under the CSX Tender Offer. If CSX acquires 40% of the Shares and the CSX Lockup Option is exercised, the approval of the CSX/Conrail Proposed Merger by the Shareholders would be certain. Therefore, if the Amendment Proposal is adopted, CSX would be in a position to acquire up to 40% of the fully diluted Shares, and to exercise the CSX Lockup Option that would bring its interest up to a majority interest, and CSX could itself cause the CSX/Conrail Proposed Merger to be approved without the vote of any other Shareholders.

   The obligations of CSX and Conrail to effect the CSX/Conrail Proposed Merger are subject to various conditions, including the approval of the Shareholders of the CSX/Conrail Proposed Merger, the approval of the shareholders of CSX with respect to, among other things, the issuance of shares of CSX common stock in the CSX/Conrail Proposed Merger, and the STB having issued a final decision approving, exempting or otherwise authorizing consummation of the CSX/Conrail Proposed Merger and all other material transactions contemplated by the CSX/Conrail Merger Agreement as may require such authorizations and which, among other things, does not impose on CSX, Conrail or any of their respective subsidiaries terms or conditions that materially and adversely affect the long-term benefits expected to be received by CSX from the transactions contemplated by the CSX/Conrail Merger Agreement.

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                              CERTAIN LITIGATION

   On October 23, 1996, Norfolk Southern, AAC and Kathryn B. McQuade filed a Complaint for Declaratory and Injunctive Relief against Conrail, its directors and CSX in the United States District Court for the Eastern District of Pennsylvania. The Complaint alleges, among other things, that the defendants have breached their fiduciary duties with respect to the Amendment Proposal; that the defendants have breached their fiduciary duties with respect to the Rights Agreement; that the defendants have breached their fiduciary duties with respect to the Pennsylvania Business Combination Statute; that the defendants have breached their fiduciary duties with respect to certain lock-up provisions contained in the CSX/Conrail Merger Agreement; that the "Continuing Director" requirement of the Rights Agreement is void under Pennsylvania law and under Conrail's Articles of Incorporation and By-laws and constitutes a breach of the director defendants' duty of loyalty; that the defendants have violated Sections 14 (a), (d) and (e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder; and that Conrail and its directors are estopped from effectuating a sale of Conrail without giving Norfolk Southern an adequate opportunity to present its competing tender offer.

   The plaintiffs seek declaratory relief and an order preliminarily and permanently enjoining the defendants, their directors, officers, partners, employees, agents, subsidiaries and affiliates, and all other persons acting in concert with or on behalf of the defendants directly or indirectly, from:
(a) commencing or continuing a tender offer for the Shares or other Conrail securities; (b) seeking Shareholder approval of the Amendment Proposal, or, in the event it has been approved by the Shareholders, from taking any steps to make the Amendment Proposal effective; (c) taking any action to redeem rights issued pursuant to the Rights Agreement or render the Rights Agreement inapplicable as to any offer by CSX without, at the same time, taking such action as to the Norfolk Southern Cash Offer; (d) taking any action to enforce the "Continuing Director" requirement of the Rights Agreement;
(e) taking any action to enforce the termination fee granted to CSX by Conrail under the CSX/Conrail Merger Agreement or the CSX Lockup Option Agreement; (f) failing to take such action as is necessary to exempt Norfolk Southern's proposed acquisition of Conrail from the provisions of the Pennsylvania Business Combination Statute; and (g) holding the Special Meeting until all necessary corrective disclosures have been made and adequately disseminated to the Shareholders.

   In addition, the defendants seek compensatory damages, the costs and disbursements of the action and such other and further relief as the court deems just and proper.

   The defendants also moved on October 23, 1996, for an order granting expedited discovery and scheduling concerning their request for preliminary injunctive relief.

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                              VOTING INFORMATION

   According to the Conrail Proxy Statement, the Special Meeting is scheduled to be held at [PLACE], at 9:30 a.m., Eastern Standard Time.

   According to the Conrail Proxy Statement, approval of the Amendment Proposal requires the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares and ESOP Preferred Shares, considered as a single class, is necessary to constitute a quorum at the Special Meeting. The holders of Common Shares vote together as a class with the holders of the ESOP Preferred Shares. All outstanding Shares as of the close of business on the Record Date will be entitled to vote at the Special Meeting. Each Share entitles the holder thereof to one vote on all matters that may properly come before the Special Meeting. Broker non-votes and abstentions will not be counted as votes "cast" at the Special Meeting. Proxies for Shares that have been allocated to individual shareholder-participants pursuant to the Consolidated Rail Corporation Matched Savings Plan (the "ESOP") will be voted in accordance with that shareholder-participant's directions. All ESOP Preferred Shares that have not been allocated to an individual shareholder-participant, and all ESOP Preferred Shares that have been so allocated but as to which no voting instructions have been received by Fidelity Management Trust Company, as trustee (the "Trustee") of the ESOP Preferred Shares, shall, in accordance with the Trust Agreement between Consolidated Rail Corporation and the Trustee, be voted in the same manner and proportion as are the ESOP Preferred Shares for which valid instructions are received. In addition, shares held under Conrail's Employee Benefits Trust will be voted by the trustee thereof in the same manner and proportion as are the ESOP Preferred Shares for which valid instructions are received.

   According to the CSX/Conrail Merger Agreement, as of October 10, 1996, there were issued and outstanding 80,178,281 Common Shares and 9,571,086 ESOP Preferred Shares. Also according to the CSX/Conrail Merger Agreement, 15,955,477 Common Shares have been reserved for issuance pursuant to the CSX Lockup Option Agreement.

   The accompanying [GOLD] proxy will be voted in accordance with the shareholder's instructions on such [GOLD] proxy. Shareholders may vote against the Amendment Proposal by marking the proper box on the [GOLD] proxy. If no instructions are given, the [GOLD] proxy will be voted AGAINST the Amendment Proposal.

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO VOTE AGAINST THE AMENDMENT PROPOSAL ON THE ENCLOSED [GOLD] PROXY AND IMMEDIATELY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY DO THIS EVEN IF YOU HAVE ALREADY SENT IN A DIFFERENT PROXY SOLICITED BY CONRAIL'S BOARD OF DIRECTORS. IT IS THE LATEST DATED PROXY THAT COUNTS. EXECUTION AND DELIVERY OF A PROXY BY A RECORD HOLDER OF SHARES WILL BE PRESUMED TO BE A PROXY WITH RESPECT TO ALL SHARES HELD BY SUCH RECORD HOLDER UNLESS THE PROXY SPECIFIES OTHERWISE.

   YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON, BY SUBMITTING A DULY EXECUTED LATER DATED PROXY OR BY SUBMITTING A WRITTEN NOTICE OF REVOCATION. UNLESS REVOKED IN THE MANNER SET FORTH ABOVE, DULY EXECUTED PROXIES IN THE FORM ENCLOSED WILL BE VOTED AT THE SPECIAL MEETING ON THE AMENDMENT PROPOSAL IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SUCH INSTRUCTIONS, SUCH PROXIES WILL BE VOTED AGAINST THE AMENDMENT PROPOSAL.

NORFOLK SOUTHERN STRONGLY RECOMMENDS A VOTE AGAINST THE AMENDMENT PROPOSAL.

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   YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE [GOLD] PROXY
TODAY.

   IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF CONRAIL, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE AMENDMENT PROPOSAL BY SIGNING, DATING AND MAILING THE ENCLOSED [GOLD] PROXY.

   If you have any questions about the voting of Shares, please call:


                                  GEORGESON
                                & COMPANY INC.

                         CALL TOLL FREE: 800-223-2064

                     Banks and Brokers call: 212-440-9800

                           SOLICITATION OF PROXIES

   Proxies will be solicited by mail, telephone, telefax and in person. Norfolk Southern has retained Georgeson & Company Inc. ("Georgeson") for solicitation and advisory services in connection with solicitations relating to the Special Meeting, for which Georgeson is to receive an initial proxy
advisory retainer fee of $     and an additional fee of $     in connection
with the solicitation of proxies for the Special Meeting. Norfolk Southern has also agreed to reimburse Georgeson for its reasonable out-of-pocket expenses and to indemnify Georgeson against certain liabilities and expenses, including reasonable legal fees and related charges. Georgeson will solicit proxies for the Special Meeting from individuals, brokers, banks, bank nominees and other institutional holders. Directors, officers and certain employees of Norfolk Southern may assist in the solicitation of proxies without any additional remuneration. The entire expense of soliciting proxies for the Special Meeting by or on behalf of Norfolk Southern is being borne by Norfolk Southern.

   The following Directors and Officers of Norfolk Southern may solicit proxies: David R. Goode, D. Henry Watts, Gerald L. Baliles, Carroll A. Campbell, Jr., Gene R. Carter, L.E. Coleman, T. Marshall Hahn, Jr., Landon Hilliard, E.B. Leisenring, Jr., Arnold B. McKinnon, Robert E. McNair, Jane Margaret O'Brien, Harold W. Pote, James C. Bishop, Jr., R. Alan Brogan, L. I. Prillaman, Stephen C. Tobias, Henry C. Wolf, William B. Bales, Paul N. Austin, John F. Corcoran, David A. Cox, Thomas L. Finkbiner, John W. Fox, Jr., Thomas J. Golian, James L. Granum, James A. Hixon, Jon L. Manetta, Harold C. Mauney, Jr., Donald W. Mayberry, James W. McClellan, Kathryn B. McQuade, Charles W. Moorman, Phillip R. Ogden, Magda A. Ratajski, John P. Rathbone, William J. Romig, Donald W. Seale, Robert S. Spenski, William C. Wooldridge and Dezora M. Martin. None of the foregoing participants beneficially owns more than 1% of the outstanding Shares. The foregoing participants in the aggregate beneficially own less than 1% of the outstanding Shares. Norfolk Southern is the beneficial holder of 100 Common Shares purchased by a subsidiary of Norfolk Southern on October 18, 1996 for $86.00 per Common Share.

                  CERTAIN INFORMATION ABOUT NORFOLK SOUTHERN

   Norfolk Southern is a Virginia-based holding company that owns all the common stock of and controls a major freight railroad, Norfolk Southern Railway Company; a motor carrier, North American Van Lines, Inc. ("North American"); and a natural resources company, Pocahontas Land Corporation ("Pocahontas Land"). The railroad system's lines extend over more than 14,400 miles of road in 20 states, primarily in the Southeast and Midwest, and the Province of Ontario, Canada. North American provides household moving and specialized freight handling services in the United States and Canada, and offers certain motor carrier services world-wide. Pocahontas Land manages approximately 900,000 acres of coal, natural gas and timber resources in Alabama, Illinois, Kentucky, Tennessee, Virginia and West Virginia.

   The principal executive offices of Norfolk Southern are located at Three Commercial Place, Norfolk, Virginia, 23510-2191.

                              OTHER INFORMATION

   The information concerning Conrail and the CSX Acquisition Proposal contained herein has been taken from, or based upon, publicly available documents on file with the SEC and other publicly available information. Norfolk Southern does not take any responsibility for the accuracy or completeness of such information or for any failure by Conrail to disclose events that may have occurred and may affect the significance or accuracy of any such information.

   The information contained in this Proxy Statement concerning the Norfolk Southern Cash Offer is taken from, and qualified in its entirety by reference to, the full text of the Norfolk Southern Offer to Purchase.

   Norfolk Southern is not aware of any other matter to be considered at the Special Meeting. However, if any other matter properly comes before the Special Meeting, Norfolk Southern will vote all proxies held by it as Norfolk Southern, in its sole discretion, may determine.

   According to the Conrail Proxy Statement, Shareholder proposals may, under the rules of the SEC, be submitted for inclusion in the Conrail proxy statement and form of proxy for the Annual Meeting of Shareholders currently scheduled for May 21, 1997, but must be received by Conrail not later than December 3, 1996.

                                    * * *

                                                  NORFOLK SOUTHERN CORPORATION

Dated: October   , 1996

                                  SCHEDULE I

                        SECURITY OWNERSHIP OF CERTAIN
               BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. According to the Conrail Proxy Statement, the only persons (or "group" as that term is used in Section
13(d)(3) of the Exchange Act, who, as of October   , 1996, owned beneficially
more than 5% of any class of Conrail's voting securities are listed in the following table:


       TITLE OF            NAME AND ADDRESS OF                                                       PERCENT OF
         CLASS              BENEFICIAL OWNER         ACCOUNT AND NATURE OF BENEFICIAL OWNERSHIP        CLASS
---------------------  -------------------------  -----------------------------------------------  ------------
Common Shares ........ FMR Corp. 82 Devonshire St.                       (1)                          %
                       Boston, MA 02109

Common Shares ........ The Capital Group Companies,                      (2)                          %
                       Inc. 333 S. Hope Street Los
                       Angeles, CA 90071

Common Shares ........ Mellon Bank, N.A.              4,382,935 shares, solely in its capacity        %
                                                      as trustee of the Conrail Inc. Employee
                                                      Benefits Trust (3)

ESOP                                                                                                  %

 Preferred Shares  ... Fidelity Management Trust      9,571,086 shares, solely in its capacity        %
                       Company 82 Devonshire St.      as Trustee of the ESOP(4)
                       Boston, MA 02109

------------

   (1) Based on information provided to Conrail from First Chicago Trust Company of New York, the transfer agent for Conrail. These shares
       represent   % of Conrail's total voting securities.

   (2) Based on information provided to Conrail from First Chicago Trust Company of New York, the transfer agent for Conrail. These shares
       represent   % of Conrail's total voting securities.

   (3) These shares represent   % of Conrail's total voting securities.

   (4) ESOP Preferred Shares are convertible into shares of Common Stock at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of ESOP Preferred Shares is deemed to be ownership of an equal number of Common Shares. These ESOP
       Preferred Shares represent   % of Conrail's total voting securities.

   OWNERSHIP BY MANAGEMENT OF VOTING SECURITIES. The following table from the Conrail Proxy Statement sets forth the beneficial ownership, as of October
  , 1996, of Common Shares and ESOP Preferred Shares of each director, each of the six most highly compensated executive officers of Conrail, and all directors and executive officers as a group. Unless otherwise indicated, each such person has sole voting and investment power with respect to such Common Shares and sole voting power with respect to such ESOP Preferred Shares. The Trustee holds sole investment power with respect to all ESOP Preferred
Shares. As of October   , 1996, all Conrail directors and officers as a group
owned less than one percent (1%) of the aggregate outstanding Shares.

                NAME OF                        AMOUNT        PERCENT OF
          INDIVIDUAL OR GROUP            BENEFICIALLY OWNED    CLASS
--------------------------------------  ------------------  ----------
David M. Levan
 Chairman of the Board of Directors,
 President and Chief Executive Officer         81,502(1)         *
H. Furlong Baldwin
 Director .............................         2,000            *
Claude S. Brinegar
 Director .............................         1,000            *
Daniel B. Burke
 Director .............................         2,000            *
Kathleen Foley Feldstein
 Director .............................           700            *
Roger S. Hilles
 Director .............................         2,362            *
E. Bradley Jones
 Director .............................         1,000            *
David B. Lewis
 Director .............................         1,200            *
John C. Marous
 Director .............................           800            *
Gail McGovern
 Director .............................             0            *
Raymond T. Schuler
 Director .............................         7,833            *
David H. Swanson
 Director .............................           449            *
Bruce B. Wilson
 Senior Vice President--Law ...........        55,490(1)         *
Ronald J. Conway
 Senior Vice President--Operations  ...        17,057(1)         *
Timothy P. Dwyer
 Senior Vice President--Unit Trains
 Service Group ........................        18,826(1)         *
John P. Sammon
 Senior Vice President--CORE Service
 Group ................................         7,250(1)         *
George P. Turner
 Senior Vice President--Automotive
 Service Group ........................        26,405(1)         *
Executive Officers and Directors as a
 Group ................................       433,252(2)         *

------------

   *   Less than one percent.

   (1) For Messrs. LeVan, Wilson, Conway, Dwyer, Sammon and Turner, respectively, includes options exercisable within 60 days to acquire 33,691; 42,905; 9,250; 12,375; 0 and 16,107 Common Shares and 2,476;
       2,416; 2,370; 1,998; 2,031 and 2,040 ESOP Preferred Shares allocated to the accounts of each of the named officers under the ESOP. ESOP Preferred Shares are convertible into Common Shares at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of ESOP Preferred Shares is deemed to be ownership of an equal number of Common Shares.

   (2) Includes (x) options exercisable within 60 days to acquire 235,116 Common Shares and (y) 45,566 ESOP Preferred Shares allocated to the accounts of individual officers under the ESOP. This number also includes Shares held by all officers of Consolidated Rail Corporation, a subsidiary of Conrail.

                            ADDITIONAL INFORMATION

  If your Shares are held in the name of a bank or broker, only your bank or broker can vote your Shares and only upon receipt of your specific instructions. Please instruct your bank or broker to vote AGAINST the Amendment Proposal by executing the [GOLD] proxy card today. If you have any questions or require any assistance in voting your Shares, please call:


                                  GEORGESON
                                & COMPANY INC.

                              Wall Street Plaza
                           New York, New York 10005

                         Call Toll Free: 800-223-2064

                     Banks and Brokers call: 212-440-9800

                               PRELIMINARY COPY
FORM OF PROXY
                         PROXY SOLICITED ON BEHALF OF
                     NORFOLK SOUTHERN CORPORATION FOR THE
               SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.
                         TO BE HELD NOVEMBER 14, 1996

   The undersigned hereby constitutes and appoints              and
             , and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned, and to vote all shares of common stock, par value $1.00 per share ("Common Shares"), of Conrail Inc. ("Conrail") which the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders of Conrail scheduled to be held on Thursday, November 14, 1996, at 9:30 a.m., Eastern
Standard Time, at              , and at any adjournments thereof, on all
matters coming before the Special Meeting.

   You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE VOTING OF COMMON SHARES, THIS PROXY WILL BE VOTED AGAINST THE PROPOSAL DESCRIBED BELOW. The persons listed above cannot vote your Common Shares unless you sign and return this card.

                                               (Continued on the reverse side)

                      (Continued from the reverse side)

Please mark your vote as in this example: [X]

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE

NORFOLK SOUTHERN CORPORATION STRONGLY RECOMMENDS A VOTE AGAINST:

   The Proposal of the Conrail Board of Directors to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.

                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]

   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                              Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              ------------------------------------------------

                              ------------------------------------------------
                              Signature(s)                      Date

                              Title: -----------------------------------------

                               PRELIMINARY COPY

FORM OF INSTRUCTION

                         PROXY SOLICITED ON BEHALF OF
                         NORFOLK SOUTHERN CORPORATION
           FOR THE SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.,
                         TO BE HELD NOVEMBER 14, 1996
                        CONSOLIDATED RAIL CORPORATION
                      MATCHED SAVINGS PLAN (THE "PLAN")
                             VOTING INSTRUCTIONS
                    TO: FIDELITY MANAGEMENT TRUST COMPANY

   The undersigned hereby instructs the Fidelity Management Trust Company to vote (or cause to be voted) all shares of Series A ESOP Junior Convertible Preferred Stock (the "ESOP Preferred Shares") and common stock, par value $1.00 per share (the "Common Shares") of Conrail Inc. ("Conrail") under the Plan at the Special Meeting of Shareholders scheduled to be held on Thursday,
November 14, 1996, at 9:30 a.m., Eastern Standard Time, at              , and
at any adjournments thereof, on the Proposal relating to, among other things, the amendment of the Articles of Incorporation of Conrail, and on all other matters coming before the Special Meeting.

   You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. IF FIDELITY MANAGEMENT TRUST COMPANY DOES NOT RECEIVE THIS FORM OF INSTRUCTION, MARKED TO SHOW YOUR INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY, BY TUESDAY, NOVEMBER 12, 1996, THE ESOP PREFERRED SHARES AND COMMON SHARES ALLOCATED TO YOUR PLAN ACCOUNT, TOGETHER WITH A PERCENTAGE OF ESOP PREFERRED SHARES AND COMMON SHARES NOT ALLOCATED TO ANY PARTICIPANT'S ACCOUNT UNDER THE PLAN, WILL BE VOTED BY FIDELITY MANAGEMENT TRUST COMPANY IN THE SAME PROPORTION AS THOSE FOR WHICH FIDELITY MANAGEMENT TRUST COMPANY RECEIVED INSTRUCTIONS FROM PARTICIPANTS.

   In its or their discretion, the proxy or proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                               (Continued on the reverse side)

                        (Continued from reverse side)

Please mark your instructions as in this example:  [X]

                    PLEASE MARK, SIGN, DATE AND RETURN THE
                             FORM OF INSTRUCTION
                     PROMPTLY USING THE ENCLOSED ENVELOPE

   This Form of Instruction when properly executed will result in Fidelity Management Trust Company voting your ESOP Preferred Shares and Common Shares (or causing such shares to be voted) in the manner directed herein by the undersigned participant in the Plan.

NORFOLK SOUTHERN CORPORATION STRONGLY RECOMMENDS A VOTE AGAINST:

   The Proposal to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.

                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]


                              Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              ------------------------------------------------

                              ------------------------------------------------
                              Signature(s)                      Date

                              Title: -----------------------------------------